Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of Arsanis, Inc. of our report dated August 10, 2017, except for the effects of the reverse stock split described in Note 20 to the consolidated financial statements, as to which the date is November 6, 2017, relating to the financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts November 15, 2017